Exhibit 99.1

Investor Relations:

John Lawlor

613-738-3503

john.lawlor@cognos.com

Media Contacts:

Sean Reid

Cognos, 613-738-1440

Sean.reid@cognos.com

Kristen Orfanos

LP&P, 781-782-5852

Kristen_Orfanos@lpp.com

Cognos® Reports Record Fourth Quarter and Full Year Results

- Record license revenue of $130.5 million, 55 percent earnings growth in Q4 -

Ottawa, ON & Burlington, MA, March 29, 2007 – Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars and in accordance with U.S. GAAP unless otherwise stated), the world leader in business intelligence (BI) and performance management solutions, today announced financial results for its fourth quarter and full fiscal year 2007, ended February 28, 2007.

Revenue for the fourth quarter was $284.5 million, compared with $253.1 million for the same period of last fiscal year, an increase of 12 percent. License revenue was $130.5 million, compared with $117.9 million a year ago, an increase of 11 percent.

Net income on a U.S. GAAP basis in the quarter was $60.9 million, compared with $39.3 million for the same period last fiscal year, an increase of 55 percent. Net income on a non-GAAP basis (excluding amortization of acquisition-related intangible assets and stock-based compensation expense) for the quarter was $66.9 million, compared with $45.2 million for the same period last fiscal year, an increase of 48 percent. Earnings per diluted share (EPS) on a U.S. GAAP basis for the quarter was $0.67, compared with $0.43 for the same period last fiscal year. EPS on a non-GAAP basis (excluding amortization of acquisition-related intangible assets and stock-based compensation expense) for the quarter was $0.74, compared with $0.49 in the fourth quarter of last fiscal year.

Revenue for the full fiscal year 2007 was $979.3 million, compared with $877.5 million for the previous fiscal year, an increase of 12 percent. License revenue for the full fiscal year was $376.2 million, compared with $343.2 million one year ago, an increase of 10 percent. Net income on a U.S. GAAP basis for fiscal year 2007 was $115.7 million, compared with the prior year’s net income of $108.6 million, an increase of 7 percent. Net income on a non-GAAP basis (excluding amortization of acquisition-related intangible assets, stock-based compensation expense and restructuring charges) for fiscal year 2007 was $159.9 million, compared with net income of $129.6 million a year ago, an increase of 23 percent. EPS on a U.S. GAAP basis for the fiscal year 2007 was $1.28, compared with $1.17 last fiscal year. EPS on a non-GAAP basis (excluding amortization of acquisition-related intangible assets, stock-based compensation expense and restructuring charges) for the fiscal year 2007 was $1.77, compared with $1.40 last fiscal year.

Fourth quarter non-GAAP results differ from results measured under U.S. GAAP as they exclude $1.8 million of amortization of acquisition-related intangible assets and $6.6 million of stock-based compensation expense, before taxes. Compared to the GAAP results, this is an increase of $0.07 per share, in the aggregate, after the effect of taxes. Non-GAAP results for the full fiscal year 2007 differ from results measured under U.S. GAAP as they exclude $6.9 million of amortization of acquisition-related intangible assets, $24.6 million of stock-based compensation expense and $26.7 million of restructuring charges, before taxes. Compared to the GAAP results, this is an increase of $0.49 per share, in the aggregate, after the effect of taxes. A reconciliation of U.S. GAAP to non-GAAP results is included at the end of this press release.

“These results reflect the strength of our vision, and our execution against that vision, as the leading provider of Performance Management solutions for the enterprise,” said Rob Ashe, Cognos president and chief executive officer. “Our double-digit license revenue growth for both the quarter and the year, as well as record earnings and a solid cash performance in the quarter are the result of sound execution in close partnership with our customers and partners.

“We continued to advance our leadership position this quarter with a very strong license revenue performance of $92 million from Cognos 8, core BI license revenue growth of 12 percent for both the quarter and the year, and solid execution on large contracts. Overall, I remain very confident about the strength of our business and the scope of our opportunity as we move into fiscal year 2008.”

Fourth Quarter Highlights:

•	25 contracts greater than $1 million, compared with 18 last year; 59 contracts for the full fiscal year, compared with 40 last year

•	285 contracts greater than $200,000, an increase of 18 percent over last year

•	Cognos 8 license revenue of $91.9 million; $238.1 million in its first full year of general availability

•	U.S. GAAP operating margin of 23.8 percent; Non-GAAP operating margin of 26.7 percent

•	Acquired Celequest, a leader in operational dashboard solutions

Cognos’ balance sheet remains strong. Fourth quarter operating cash flow was $118.8 million. As a result, the company exited the quarter with $691.9 million in cash, cash equivalents, and short-term investments. Days sales outstanding for accounts receivable was 70 days in the quarter, compared with 77 days for the same period last year.

Business Outlook

The company’s outlook for the first quarter and full fiscal year 2008 assumes no significant changes in the economy, a U.S. GAAP tax rate of 22 percent and a Canadian dollar of $0.86 U.S. and a Euro of $1.32 U.S. for the year.

Management offers the following outlook for the first quarter of fiscal year 2008 ending May 31, 2007:

•	Revenue is expected to be in the range of $230 million to $240 million

•	U.S. GAAP diluted earnings per share are expected to be in the range of $0.19 to $0.24

•	Non-GAAP diluted earnings per share are expected to be in the range of $0.28 to $0.33

Expected non-GAAP diluted earnings per share for the quarter ending May 31, 2007 exclude approximately $2.0 million of amortization of acquisition-related intangible assets and approximately $8.4 million of stock-based compensation expense, before taxes. This is an increase of approximately $0.09 per share, in the aggregate, after the effect of taxes.

Management offers the following outlook for the full fiscal year 2008 ending February 29, 2008:

•	Revenue is expected to be in the range of $1.055 billion to $1.075 billion

•	U.S. GAAP diluted earnings per share are expected to be in the range of $1.66 to $1.73

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.98 to $2.05

Expected non-GAAP diluted earnings per share for fiscal year 2008 ending February 29, 2008, exclude approximately $8.2 million of amortization of acquisition-related intangible assets and approximately $31.6 million of stock-based compensation expense, before taxes. This is an increase of approximately $0.32 per share, in the aggregate, after the effect of taxes.

Cognos management will host a conference call to present results for the fourth quarter and full fiscal year 2007 and business outlook at 5:15 p.m. Eastern Time, today, March 29, 2007.

Listeners can access the conference call at 416-640-1907 or via Webcast at http://www.cognos.com/company/investor/events/fy07q4. Presentation slides for the call can be accessed at the Investor Relations area of the Cognos Web site approximately 15 minutes prior to the start of the call.

An archive of the Webcast can be accessed at http://www.cognos.com/company/investor/events/fy07q4 following the conference call.

A replay of the conference call will be available from March 29 at 8:15 p.m. Eastern Time until April 12 at 11:59 p.m. Eastern Time. The replay can be accessed at 416-640-1917. The passcode for the replay is 21222270#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information (including those in the section entitled “Business Outlook”) are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 138.4(9) of the Ontario Securities Act. Such forward-looking statements relate to, among other things, the company’s expectations with respect to revenue and earnings per share (on both a GAAP and non-GAAP basis) for the first quarter of fiscal year 2008 and the full fiscal year 2008; the strength of Cognos’ business and the market opportunity; the assumptions set out in the “Business Outlook” including those relating to the economy, U.S. GAAP tax rate, the exchange rate for the Canadian dollar and Euro in U.S. currency; the amount and impact of amortization of acquisition-related intangible assets, stock-based compensation before taxes; and other matters. Certain assumptions were applied in making the forward-looking statements, such as the business outlook, and material assumptions are set out above in the section entitled “Business Outlook.”

These forward-looking statements are neither promises nor guarantees, but involve risks, factors and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel (including sales personnel) and its ability to manage changes and transitions in management/other key personnel; the impact of the implementation of SFAS No. 123R; the company’s ability to predict the impact of its margin improvement plan on expenses, employee retention and other matters; the company’s ability to develop, introduce and implement new products as well as enhancements or improvements for existing products that respond to customer/product requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; the company’s ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s tax exposure; unauthorized use or misappropriation of the company’s intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws, regulations, rules and pronouncements of foreign jurisdictions and their interpretation by foreign courts, tribunals, regulatory and similar bodies; the company’s ability to identify, pursue, and complete acquisitions with desired business results; the existence of regulatory barriers to integration; the impact of the implementation of changes in the application of accounting pronouncements and interpretations; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission (“SEC”) and the Canadian Securities Administrators (“CSA”), as well as other periodic reports filed with the SEC and the CSA. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Discussion of Non-GAAP Financial Measures

In addition to our GAAP results, Cognos discloses adjusted operating margin percentage, net income and net income per share, referred to respectively as “non-GAAP operating margin percentage,” “non-GAAP net income,” and “non-GAAP net income per diluted share.” These items, which are collectively referred to as “Non-GAAP Measures,” exclude the impact of stock-based compensation and the amortization of acquisition-related intangible assets. The Non-GAAP measures also exclude the restructuring charges related to our margin improvement plan announced September 7, 2006, as these charges are considered non-recurring. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify the Non-GAAP Measures by excluding these expenses and gains.

Management defines its core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income. Non-cash stock-based compensation, amortization of acquisition-related intangible assets and restructuring charges are excluded from our core operating performance because the decisions, which gave rise to these expenses, were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods. While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure the organization, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period. Therefore, management excludes these impacts in its planning, monitoring, evaluation and reporting of our underlying revenue-generating operations for a particular period.

Prior to the adoption of FAS 123R on March 1, 2006, the beginning of our fiscal year 2007, management’s practice was to exclude stock-based compensation internally to evaluate performance. With the adoption of FAS 123R, management concluded that the Non-GAAP Measures could provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107. As of the beginning of our current fiscal year, management also began excluding amortization of acquisition-related intangible assets when assessing appropriate adjustments for non-GAAP presentations. While both of these items are recurring and affect GAAP net income, management does not use them to assess the business’ operational performance for any particular period because: each item affects multiple periods and is unrelated to business performance in a particular period; management is not able to change either item in any particular period; and neither item contributes to the operational performance of the business for any particular period.

In the case of stock-based compensation, as disclosed in our Annual Report on Form 10-K for the fiscal year ended February 28, 2006 (“2006 Form 10-K”), our compensation strategy is to use stock-based compensation “as a key tool for ensuring that key employees and executives are engaged and motivated to remain at the Company for the long term.” Whether the grant of stock options or Restricted Share Units are part of a Key Employee grant, are merit based or are granted based on meeting specific performance criteria in a measurement period, these grants vest over time and are aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational performance in any particular period. As further discussed in our 2006 Form 10-K, we use annual cash bonus payouts for executives and other employees to motivate and reward annual operational performance in the areas of revenue and operating margin achievement. Since the beginning of fiscal year 2007, operating margin achievement has been measured on a non-GAAP basis, excluding stock-based compensation and amortization of acquisition-related intangible asset expenses.

Management views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising during the time that preceded the acquisition. It is a cost determined at the time of the acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is typically not affected by operations during any particular period, and does not contribute to operational performance in any particular period.

The margin improvement plan reflects a fundamental realignment of our business, including significant personnel reductions within higher levels of management. The restructuring charges are excluded in our Non-GAAP Measures because they are significantly different in magnitude and character from routine personnel adjustments that management makes when monitoring and conducting the Company’s core operations during any particular period. The restructuring decision and related expenses are not related to operating performance for any particular period, and are not subject to change by management in any particular period. Instead, the restructuring is intended to align our business model and expense structure to our position in the market we are experiencing, and expect to experience, over the long term.

Management also uses these Non-GAAP Measures to operate the business because the excluded expenses are not under the control of, and, accordingly, not used in evaluating the performance of, operations personnel within their respective areas of responsibility. In the case of stock-based compensation expense, the award of stock options is governed by the human resources and compensation committee of the Board of Directors. With respect to acquisition-related intangible assets and charges associated with the margin improvement plan, these charges arise from acquisitions and a restructuring that are the result of strategic decisions which are not the responsibility of most levels of operational management. The restructuring charges, like our stock-based compensation charges and amortization of acquisition-related intangible assets, are excluded in management’s internal evaluations of our operating results and are not considered for management compensation purposes.

Ultimately, stock-based compensation, amortization of acquisition-related intangible assets and restructuring expenses are incurred to further our long-term strategic objectives, rather than to achieve operational performance objectives for any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the Non-GAAP Measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period. Further, management considers this supplemental information to be beneficial to shareholders because it shows our operating performance without the impact of charges that are largely unrelated to the performance of our underlying revenue-generating operations during the period in which the charges are recorded. Including such disclosure in our filings also provides investors with greater transparency on period-to-period performance and the manner in which management views, conducts and evaluates the business.

Because the Non-GAAP Measures are not calculated in accordance with GAAP, they are used by management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP. There are a number of limitations on the Non-GAAP Measures, including the following:

•	The Non-GAAP Measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software companies.

•	The Non-GAAP Measures do not reflect all costs associated with our operations determined in accordance with GAAP. For example:

–

Non-GAAP operating margin performance and non-GAAP net income do not include stock-based compensation expense related to equity awards granted to our workforce. Cognos’ stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under FAS 123R. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from our Non-GAAP Measures.

–

While amortization of acquisition-related intangible assets does not directly impact our current cash position, such expense represents the declining value of the technology or other intangible assets that we have acquired. These assets are amortized over their respective expected economic lives or impaired, if appropriate. The expense associated with this decline in value is excluded from our non-GAAP disclosures and therefore our Non-GAAP Measures do not include the costs of acquired intangible assets that supplement our research and development.

–

Restructuring charges primarily represent severance charges associated with our margin improvement plan, which was announced September 7, 2006. These charges are a significant expense from a GAAP perspective and the costs associated with the restructuring would be operational in nature absent the margin improvement plan. Most of the charges are cash expenditures, which are excluded from our Non-GAAP Measures.

•

Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will recur and will impact our GAAP results. While restructuring costs are non-recurring activities, their occasional occurrence will impact GAAP results. As such, the Non-GAAP Measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

Because of these limitations, management recognizes that the Non-GAAP Measures should not be considered in isolation or as an alternative to our results as reported under GAAP. Management compensates for these limitations by relying on the Non-GAAP Measures only as a supplement to our GAAP results.

About Cognos:

Cognos, the world leader in business intelligence and performance management solutions, provides world-class enterprise planning and BI software and services to help companies plan, understand and manage financial and operational performance.

Cognos brings together technology, analytical applications, best practices, and a broad network of partners to give customers a complete performance system. The Cognos performance system is an open and adaptive solution that leverages an organization’s ERP, packaged applications, and database investments. It gives customers the ability to answer the questions – How are we doing? Why are we on or off track? What should we do about it? – and enables them to understand and monitor current performance while planning future business strategies.

Cognos serves more than 23,000 customers in more than 135 countries, and its top 100 enterprise customers consistently outperform market indexes. Cognos performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos Web site at http://www.cognos.com.

###

Cognos and the Cognos logo are trademarks or registered trademarks of Cognos Incorporated in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

Note to Editors: Copies of previous Cognos press releases and Corporate and product information are available on the Cognos Web site at www.cognos.com, and at Business Wire’s site at www.businesswire.com

SUPPLEMENTARY INFORMATION (unaudited):

	FY 2006	FY 2007
	Q4	Q1	Q2	Q3	Q4
Total License Revenue ($000s)	117,942	73,735	78,005	93,994	130,477
Year-Over-Year License Revenue Growth	(9)%	4%	(1)%	24%	11%
Geographic Distribution:
Total Revenue ($000s)
Americas	147,560	129,913	137,155	140,783	161,448
Europe	87,474	72,225	72,311	85,788	101,724
Asia/Pacific	18,095	14,902	20,424	21,228	21,363
% of Total
Americas	58%	60%	60%	56%	57%
Europe	35%	33%	31%	35%	36%
Asia/Pacific	7%	7%	9%	9%	7%
Year-Over-Year Revenue Growth –Total
Americas	5%	12%	12%	15%	9%
Europe	(7)%	9%	7%	18%	16%
Asia/Pacific	(14)%	(18)%	(7)%	24%	18%
Year-Over-Year Revenue Growth – In Local Currency
Americas	3%	11%	11%	15%	10%
Europe	4%	11%	2%	8%	6%
Asia/Pacific	(9)%	(15)%	(7)%	20%	14%
Orders (License, Support, Services)
> $1M	18	13	10	11	25
> $200K	242	118	120	140	285
> $50K	1,241	728	819	806	1,437
Average Selling Price (License Orders Only) ($000s)
> $50K	192	186	181	222	198
New vs Existing License Revenue – % of Total
New	27%	29%	31%	23%	29%
Existing	73%	71%	69%	77%	71%
Channel – License Revenue – % of Total
Direct	77%	70%	72%	73%	70%
Third Party	23%	30%	28%	27%	30%
Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	551,002	610,184	618,084	599,273	691,893
Days sales outstanding	77	58	57	61	70
Total employees	3,574	3,622	3,662	3,494	3,557

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)

	Three months ended February 28,		Years ended February 28,
	2007	2006	2007	2006
	(Unaudited)
Revenue
Product license	$130,477	$117,942	$376,211	$343,247
Product support	111,259	96,988	422,473	371,985
Services	42,799	38,199	180,580	162,268

Total revenue	284,535	253,129	979,264	877,500

Cost of revenue
Cost of product license	1,808	1,934	6,783	6,297
Cost of product support	11,182	9,809	46,770	36,911
Cost of services	39,020	31,795	160,927	129,917

Total cost of revenue	52,010	43,538	214,480	173,125

Gross margin	232,525	209,591	764,784	704,375

Operating expenses
Selling, general, and administrative	130,993	134,652	504,229	460,447
Research and development	32,094	31,218	135,678	118,790
Amortization of acquisition-related intangible assets	1,757	1,697	6,861	6,655

Total operating expenses	164,844	167,567	646,768	585,892

Operating income	67,681	42,024	118,016	118,483
Interest and other income, net	7,109	7,544	24,903	17,163

Income before taxes	74,790	49,568	142,919	135,646
Income tax provision	13,934	10,274	27,222	27,070

Net income	$ 60,856	$ 39,294	$115,697	$108,576

Net income per share
Basic	$0.68	$0.44	$1.29	$1.20

Diluted	$0.67	$0.43	$1.28	$1.17

Weighted average number of shares (000s)
Basic	89,708	90,015	89,674	90,564

Diluted	91,015	91,421	90,563	92,605

COGNOS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)

	February 28, 2007	February 28, 2006
Assets
Current assets
Cash and cash equivalents	$ 376,762	$ 398,634
Short-term investments	315,131	152,368
Accounts receivable	221,393	216,850
Income taxes receivable	2,274	1,363
Prepaid expenses and other current assets	29,724	31,978
Deferred tax assets	13,768	12,936

	959,052	814,129
Fixed assets, net	72,256	75,821
Intangible assets, net	17,767	22,125
Other assets	5,642	6,096
Deferred tax assets	5,950	6,928
Goodwill	232,094	225,709

	$1,292,761	$1,150,808

Liabilities
Current liabilities
Accounts payable	$ 36,970	$ 33,975
Accrued charges	36,628	30,799
Salaries, commissions, and related items	96,970	73,229
Income taxes payable	8,743	6,009
Deferred income taxes	6,363	4,118
Deferred revenue	284,896	246,562

	470,570	394,692
Deferred income taxes	30,751	30,344

	501,321	425,036

Commitments and Contingencies
Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital (2007 – 89,725,774; 2006 – 89,826,706)	535,589	439,680
Treasury shares (2007 – 617,369; 2006 – 55,970)	(22,064)	(1,563)
Retained earnings	273,575	283,168
Accumulated other comprehensive income	4,340	4,487

	791,440	725,772

	$1,292,761	$1,150,808

COGNOS INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)

	Three Months Ended February 28,		Years Ended February 28,
	2007	2006	2007	2006
	(Unaudited)
Cash flows from operating activities
Net income	$60,856	$39,294	$115,697	$108,576
Non-cash items
Depreciation and amortization	7,706	7,653	30,407	29,362
Amortization of deferred stock-based compensation	4,645	5,805	19,912	19,500
Deferred income taxes	1,185	5,236	7,622	5,197
Loss on disposal of fixed assets	10	166	326	521

	74,402	58,154	173,964	163,156
Change in non-cash working capital
Decrease (increase) in accounts receivable	(52,675)	(58,358)	409	(30,245)
Decrease (increase) in income tax receivable	5,088	6,206	(888)	(261)
Decrease (increase) in prepaid expenses and other current assets	(7,118)	(10,472)	3,501	(7,563)
Increase in accounts payable	8,966	7,963	2,283	3,409
Increase (decrease) in accrued charges	(804)	5,012	4,898	(714)
Increase (decrease) in salaries, commissions, and related items	7,308	16,269	22,230	(16,168)
Increase (decrease) in income taxes payable	3,886	(3,139)	2,298	(15,461)
Increase in deferred revenue	79,717	71,362	22,303	30,606

Net cash provided by operating activities	118,770	92,997	230,998	126,759

Cash flows from investing activities
Maturity of short-term investments	82,634	117,948	602,211	450,727
Purchase of short-term investments	(56,938)	(44,187)	(762,489)	(458,543)
Additions to fixed assets	(3,533)	(4,766)	(18,711)	(21,840)
Additions to intangible assets	(435)	(468)	(1,497)	(1,125)
Decrease in other assets	182	311	50	426
Acquisition costs, net of cash and cash equivalents	(10,516)	—	(10,516)	(4,546)

Net cash provided by (used in) investing activities	11,394	68,838	(190,952)	(34,901)

Cash flows from financing activities
Issue of common shares	41,632	6,455	82,441	32,504
Purchase of treasury shares	(2,727)	(713)	(21,185)	(890)
Repurchase of shares	(49,984)	(24,144)	(125,057)	(97,527)

Net cash used in financing activities	(11,079)	(18,402)	(63,801)	(65,913)

Effect of exchange rate changes on cash	(600)	(1,929)	1,883	(5,659)

Net increase (decrease) in cash and cash equivalents	118,485	141,504	(21,872)	20,286
Cash and cash equivalents, beginning of period	258,277	257,130	398,634	378,348

Cash and cash equivalents, end of period	376,762	398,634	376,762	398,634
Short-term investments, end of period	315,131	152,368	315,131	152,368

Cash, cash equivalents, and short-term investments, end of period	$691,893	$551,002	$691,893	$551,002

COGNOS INCORPORATED

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(US$000s except share amounts, U.S. GAAP)

The following tables reflect selected Cognos’ non-GAAP results reconciled to GAAP results:

	Three months ended February 28,		Years ended February 28,
	2007	2006	2007	2006
Operating Income
GAAP Operating Income	$67,681	$42,024	$118,016	$118,483
Plus:
Amortization of acquisition-related intangible assets	1,757	1,697	6,861	6,655
Stock-based compensation expense	6,633	5,803	24,594	19,500
Restructuring charge	(185)	—	26,713	—

Non-GAAP Operating Income	$75,886	$49,524	$176,184	$144,638

Operating Margin Percentage
GAAP Operating Margin Percentage	23.8%	16.6%	12.1%	13.5%
Plus:
Amortization of acquisition-related intangible assets	0.6	0.7	0.7	0.8
Stock-based compensation expense	2.3	2.3	2.5	2.2
Restructuring charge	(0.0)	—	2.7	—

Non-GAAP Operating Margin Percentage	26.7%	19.6%	18.0%	16.5%

Net Income
GAAP Net Income	$60,856	$39,294	$115,697	$108,576
Plus:
Amortization of acquisition-related intangible assets	1,757	1,697	6,861	6,655
Stock-based compensation expense	6,633	5,803	24,594	19,500
Restructuring charge	(185)	—	26,713	—
Less:
Income tax effect of amortization of acquisition-related intangible assets	(646)	(640)	(2,562)	(2,512)
Income tax effect of stock-based compensation expense	(1,532)	(956)	(5,099)	(2,595)
Income tax effect of restructuring charge	58	—	(6,313)	—

Non-GAAP Net Income	$66,941	$45,198	$159,891	$129,624

Net Income per diluted share
GAAP Net Income per diluted share	$0.67	$0.43	$1.28	$1.17
Plus:
Amortization of acquisition-related intangible assets	0.02	0.02	0.08	0.07
Stock-based compensation expense	0.07	0.06	0.27	0.21
Restructuring charge	(0.00)	—	0.29	—
Less:
Income tax effect of amortization of acquisition-related intangible assets	(0.01)	(0.01)	(0.03)	(0.02)
Income tax effect of stock-based compensation expense	(0.01)	(0.01)	(0.05)	(0.03)
Income tax effect of restructuring charge	0.00	—	(0.07)	—

Non-GAAP Net Income per diluted share	$0.74	$0.49	$1.77	$1.40

Shares used in computing diluted net income per share	91,015	91,421	90,563	92,605

The following table shows the classification of stock-based compensation expense:

	Three months ended February 28,		Years ended February 28,
	2007	2006	2007	2006
Cost of Product Support	$ 100	$ 144	$ 355	$ 505
Cost of Services	205	247	766	897
Selling, General and Administrative	5,726	4,308	21,441	14,048
Research and Development	602	1,104	2,032	4,050

Total	$6,633	$5,803	$24,594	$19,500

The following table shows the classification of the restructuring charge:

	Three months ended February 28, 2007	Year ended February 28, 2007
Cost of Product Support	$ (12)	$ 1,339
Cost of Services	(180)	5,181
Selling, General and Administrative	112	15,368
Research and Development	(105)	4,825

Total	$(185)	$26,713

COGNOS INCORPORATED

Reconciliation of US GAAP to Non-GAAP

Diluted Earnings per Share for Business Outlook

(Unaudited)

	Three Months ending May 31, 2007	Twelve Months ending February 29, 2008
Projected US GAAP Diluted Earnings per Share	$0.19 – $0.24	$1.66 – $1.73
Plus:
Amortization of acquisition-related intangible assets	0.02	0.09
Stock-based compensation expense	0.09	0.35
Less:
Income tax effect of non-GAAP adjustments	(0.02)	(0.12)

Projected non-GAAP Diluted Earnings per Share	$0.28 – $0.33	$1.98 – $2.05